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                                                                   Exhibit 10.21

                               ANTHEM SPLIT DOLLAR
                           LIFE INSURANCE PROGRAM AND
                            SUMMARY PLAN DESCRIPTION
                 AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1998

                                    ARTICLE 1
                                     PURPOSE

      The purpose of the Anthem Split Dollar Life Insurance Program (the "Split Dollar Program") is to provide life insurance coverage for certain key management employees of Anthem Insurance Companies, Inc. (the "Corporation"). The Split Dollar Program is part of the Anthem Flexible Benefit Plan (the "Flex Plan"), and it is the intent of the Corporation that the Split Dollar Program be maintained and administered consistent with the terms of the Flex Plan.

                                    ARTICLE 2
                                   DEFINITIONS

      Annual Base Salary. "Annual Base Salary" means an Employee's annual basic rate of pay as of his last date of active employment or highest annual basic rate of pay on any previous date. An Employee's basic rate of pay shall mean fixed, basic, straight time, and regularly recurring wages and salary, vacation pay, and holiday pay from the Employer, but excluding compensation paid in lieu of vacation, any payments for overtime hours, any bonus, all severance allowances, forms of incentive compensation, any Savings Investment Plan, Pension Plan, or other qualified plan contributions made by the Employer or qualified plan benefits paid by the Employer, retainers, insurance premiums or benefits, reimbursements, and all other payments.

      Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Article 8.

      Committee. "Committee" means the Split Dollar Program Administrative Committee appointed to administer the Split Dollar Program pursuant to Article 3.

      Disability. "Disability" shall have the same meaning as under the Pension Plan.

      Economic Benefit. "Economic Benefit" means the value of the economic benefit of life insurance coverage under this Split Dollar Program for income tax purposes determined based on revenue rulings issued by the Internal Revenue Service and other applicable authorities.

      Eligible Employee. "Eligible Employee" means each of those key management Employees listed in Exhibit C.

      Employee. "Employee" means any person employed by the Employer on a regular full-time salaried basis, including officers of the Employer.


Effective November 1, 1998
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      Employer. "Employer" means the Corporation.

      Enrollment Agreement. "Enrollment Agreement" means the written agreement entered into by the Employer and an Eligible Employee pursuant to which the Eligible Employee becomes a Participant in the Split Dollar Program.

      Group Life Program. "Group Life Program" means that portion of the Flex Plan (but not including this Split Dollar Program) pursuant to which eligible employees of the Employer are entitled to group term life insurance benefits.

      Participant. "Participant" means an Eligible Employee or retired Eligible Employee who has filed a completed and executed Enrollment Agreement with the Committee and is participating in the Split Dollar Program in accordance with the provisions of Article 4.

      Pension Plan. "Pension Plan" means the Anthem Cash Balance Pension Plan, as amended from time to time.

      Plan Administrator. "Plan Administrator" means the Employer.

      Plan Year. "Plan Year" means the calendar year and in 1987 meant the period from October 1 through December 31.

      Retirement. "Retirement" means termination of a Participant's employment with the Employer for reasons other than death after the Participant attains age 55.

      Savings Investment Plan. "Savings Investment Plan" means the Anthem 401(k) Long Term Savings Investment Plan, as amended from time to time.

      Service. "Service" means the period of time during which an employment relationship exists between an Employee and the Employer.

                                    ARTICLE 3
                   ADMINISTRATION OF THE SPLIT DOLLAR PROGRAM

      A Split Dollar Program Administrative Committee will be appointed by the Chief Executive Officer of the Corporation to administer the Split Dollar Program and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Split Dollar Program and to interpret the provisions of the Split Dollar Program. All decisions of the Committee shall be by vote of a majority of its members and shall be final and binding unless the Corporation's Board of Directors should determine otherwise. Members of the Committee shall be eligible to participate in the Split Dollar Program while serving as members of the Committee, but a member of the Committee shall not vote or act upon any


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manner which relates solely to such member's interest in the Split Dollar
Program as a Participant.

                                    ARTICLE 4
                                  PARTICIPATION

      4.1 Election to Participate. Any Eligible Employee may enroll in the Split Dollar Program by filing a completed and fully executed Enrollment Agreement with the Employer. Each Eligible Employee shall also be required, as a condition of participation in this Split Dollar Program, to elect one or more of the life insurance options available under the Group Life Program in accordance with the Group Life Program's election procedures, as those may exist from time to time. An Eligible Employee shall become a Participant in this Split Dollar Program when he is notified in writing that his participation is approved by the Employer.

      4.2 Insurability. Eligible Employees are not automatically entitled to the insurance benefits provided under this Split Dollar Program. Each Eligible Employee must satisfy the requirements for obtaining insurance before he becomes covered under this Split Dollar Program.

      4.3 Addition and Removal of Participants. The Employer may, at its discretion and at any time, designate additional Employees to participate in the Split Dollar Program and remove Employees from participation in the Split Dollar Program.

      4.4 Funding of Death Benefits. The first $50,000 of pre-retirement death benefits payable on account of the death of a Participant shall be funded through a group life insurance policy maintained by the Employer under the Group Life Program. To provide any additional insurance benefits under this Split Dollar Program, the Employer may acquire one or more insurance policies on the life of each participating Employee who satisfies the insurer's requirements for insurability. Except as otherwise specifically provided, the Employer will be the owner and hold all the incidents of ownership in the insurance policies, including the rights to borrow from any policies and to receive dividends, if paid, and the entire interest in the cash value with respect to all of the insurance policies shall belong to the Employer. The Participant may specify in writing to the Employer the Beneficiary or Beneficiaries for his life insurance coverage under this Split Dollar Program. Upon receipt of a written request from the Participant, the Employer will immediately take such action as shall be necessary to implement such Beneficiary designation. The remaining aggregate death benefits under the insurance policies on the life of the Participant shall be payable to the Employer.

         4.5 Assignment. A Participant may assign to one or more individuals or trustees all or any part of his right, title, claim, interest, benefit and all other incidents of ownership which he may have in any life insurance coverage under this Split Dollar Program, provided that any such assignment shall be subject to Section 11.1 and the other terms of the Split Dollar Program and


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shall not apply to any rights to salary continuation payments. Such assignee shall then have all rights and obligations which have been assigned and otherwise are the Participant's under this Split Dollar Program. In the event that there has been such an assignment, the term Employee or Participant shall mean the Employee's or Participant's assignee (or any subsequent assignee) as the context requires, in connection with ownership, actions, elections, or other events concerning life insurance coverage on the Employee.

      4.6 Coordination with Flex Plan. It is the intent of the Employer that:
(a) the first $50,000 of pre-retirement death benefits payable to a Participant be paid solely from the group insurance policy maintained by the Employer under the Group Life Program (and solely at such time and in such manner as provided under the Group Life Program); (b) death benefits shall next be payable from this Split Dollar Program in an amount equal to the amount otherwise payable under this Split Dollar Program minus the death benefits payable under subsection (a); and (c) death benefits shall finally be payable under the Group Life Program if and to the extent the benefits otherwise payable under the Group Life Program exceed the benefits payable under subsections (a) and (b).

      Any election of a life insurance coverage option or designation of a Beneficiary under the Group Life Program shall be deemed to be an election of coverage or designation of Beneficiary under this Split Dollar Program and shall be binding on the Participant in all respects under this Split Dollar Program. Elections of life insurance coverage options under the Group Life Program shall be subject to such rules and requirements as may apply under the Group Life Program from time to time.

                                    ARTICLE 5
                          BASIC LIFE INSURANCE COVERAGE

      5.1 Amount of Insurance. The amount of basic life insurance coverage which will be payable to the Beneficiary designated by the Participant will be determined based on the status and age of the Participant at the time of his death. In each case, the amount determined below, if uneven, will be rounded to the next higher $1,000, and there will be subtracted any amount payable under any group term life insurance covering the Participant which is maintained by the Employer. Subject to the foregoing adjustments, the amounts of basic life insurance coverage under this Split Dollar Program are as follows:

            (a) During Employment. While employed with the Employer, a Participant will have basic life insurance coverage equal to two (2) times his Annual Base Salary.

            (b) After Retirement Between Ages 55 and 65. A Participant who retires from employment with the Employer between ages 55 and 65 may elect to continue his basic life insurance coverage in an amount equal to two
      (2) times his Annual Base Salary until he reaches age 65.


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            (c) Retirement On or After Age 65. A Participant who retires from employment with the Employer on or after age 65, or who retires from employment with the Employer after age 55 and continues his basic coverage until age 65, will be provided with basic life insurance coverage determined from the schedule below based on his age at the time of death:

                                                       Multiple of Annual
                    Age at Death                           Base Salary
                    ------------                           -----------

                    65-69                              One and one-half (1-1/2)
                    70 and over                        One (1)

      5.2 Payment of Premiums and Contributions.

            (a) During Employment. All premiums for basic life insurance coverage while a Participant is employed with the Employer will be paid by the Employer. However, the Employer will be required to include in the Participant's income for income tax purposes an amount equivalent to the Economic Benefit of coverage provided under this Split Dollar Program.

            (b) After Retirement Between Aces 55 and 65. A Participant who elects to continue his basic life insurance coverage following Retirement between ages 55 and 65 will be required to contribute toward the cost of this coverage at the rate determined by the Employer. This rate will be announced by the Employer and is subject to change by the Employer at any time. The Employer will be required to include in the Participant's income for income tax purposes an amount equivalent to (i) the Economic Benefit of this coverage, minus (ii) the contributions made by the Participant for this coverage.

            (c) Retirement On or After Age 65. All premiums for basic coverage for eligible retired Participants on or after age 65 will be paid by the Employer. The Employer will not be required to include any amount in the Participant's income for income tax purposes due to the Economic Benefit of this coverage, since the death benefit will be paid as a taxable lump sum payment from the Employer.

      5.3 Forms of Death Benefit. During employment and after Retirement between ages 55 and 65, a Participant may elect either a Lump Sum Payment option (as defined herein) or salary continuation option (as defined herein) for payment of the basic life insurance benefit payable under this Split Dollar Program. Following Retirement on or after age 65, the basic benefit will be paid as a taxable lump sum payment by the Employer.

      If the Participant elects the Lump Sum Payment option, a tax-free lump sum death benefit will be paid directly from the life insurance company to the Participant's Beneficiary. If the Participant elects the Salary Continuation option, the Employer will make taxable annual


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payments to the Participant's Beneficiary for fifteen (15) years with each annual payment equal to seventeen percent (17%) of the lump sum death benefit which would otherwise be payable.

      The Participant may elect the Lump Sum Payment and Salary Continuation options for his basic life insurance coverage in increments of 50% under each option.

      The Participant shall elect the Lump Sum Payment or Salary Continuation option when he enrolls in the Split Dollar Program, provided no election of the Salary Continuation option shall be effective to the extent the Participant has previously made an irrevocable, absolute assignment of all incidents of ownership in his basic life insurance benefit under the Split Dollar Program. The Participant's initial election (or any subsequent election made pursuant to this paragraph) shall continue to be effective for all subsequent calendar years, unless the Participant files a further election prior to the beginning of any subsequent calendar year. Any new election shall become effective for the calendar year next following the calendar year in which the new election is filed with the Employer. All elections of a Lump Sum Payment or Salary Continuation option shall terminate following the Participant's Retirement after age 65.

      The timing and form of payment of life insurance benefits payable from the Group Life Program shall be governed solely by the terms of the Group Life Program.

      For elections made on or after November 1, 1998, the Salary Continuation option shall no longer be available.

      5.4 Disability. If a Participant suffers a Disability, the Participant's basic life insurance coverage will be continued by the Employer during the period of Disability until the Participant reaches age 65. All premiums for this coverage will be paid by the Employer, and the Participant will not be required to make any contributions. When the Participant reaches age 65, the Participant will continue to have basic life insurance coverage on the same terms and conditions as if he had retired from employment with the Employer after age 65.

                                    ARTICLE 6
                      SUPPLEMENTAL LIFE INSURANCE COVERAGE

      6.1 Amount of Insurance. The amount of supplemental life insurance coverage which the Participant may elect will be determined based on the status of the Participant. In each case, the amount determined below, if uneven, shall be rounded to the next higher $1,000. The amounts of supplemental life insurance coverage which a Participant may elect under this Split Dollar Program are as follows:

            (a) During Employment. While employed with the Employer, a Participant may elect supplemental life insurance coverage equal to one
      (1) or two (2) times his Annual Base Salary. A Participant may change the amount of supplemental life insurance coverage while he is employed with the Employer between one (1) and two (2)


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      times his Annual Base salary by filing a new written election with the
      Employer. Any new election will become effective on the first day of the next calendar month. However, a Participant must furnish satisfactory proof of insurability in order to obtain supplemental life insurance coverage or to increase his supplemental life insurance coverage from one
      (1) to two (2) times his Annual Base Salary.

            (b) After Retirement Between Aces 55 and 65. A Participant who retires from employment with the Employer between ages 55 and 65 may elect to continue the supplemental life insurance coverage which is in effect when the Participant retires. A Participant may not change the amount of his supplemental life insurance coverage after Retirement.

            (c) Retirement On or After Age 65. A Participant who retires from employment with the Employer on or after age 65, or who retires from employment with the Employer after age 55 and continues his supplemental life insurance coverage until age 65, will be provided with an individual life insurance policy with an initial death benefit equal to fifty percent (50%) of the Participant's amount of supplemental life insurance coverage in effect when he reaches age 65. This policy will have a cash value at least equal to the contributions paid by the Participant for his supplemental life insurance coverage.

            (d) If a Participant who retires from employment with the Employer on or after age 60 has not maintained the same amount of supplemental life insurance coverage for at least five (5) years prior to his reaching age 65 or his Retirement, if later, the Participant must continue to make contributions for such supplemental life insurance coverage for the balance of this five (5) year period at the same rate in effect immediately prior to his Retirement. During the balance of this five (5) year period the full amount of supplemental life insurance coverage will be in effect. At the end of such five (5) year period, the individual life insurance policy with an initial death benefit equal to fifty percent (50%) of this amount will be distributed to the Participant.

      6.2 Payment of Premiums and Contributions.

            (a) During Employment and After Retirement Between Ages 55 and 65. A Participant who elects supplemental life insurance coverage will be required to make contributions for this coverage at the rates determined by the Employer. These rates will be announced by the Employer and are subject to change by the Employer at any time.

            (b) Retirement On or After Age 65. All premiums for the individual life insurance policy which is distributed to the Participant must be paid by the Participant.

      6.3 Forms of Benefit. Prior to distribution of an individual life insurance policy to the Participant on or after age 65, the Participant may elect either a Lump Sum Payment option or Salary Continuation option for payment of the supplemental life insurance benefit payable under this Split Dollar Program.


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      If the Participant elects the Lump Sum Payment option, a tax-free lump sum death benefit will be paid directly from the life insurance company to the Participant's Beneficiary. If the Participant elects the Salary Continuation option, the Employer will make taxable annual payments to the Participant's Beneficiary for fifteen (15) years with each annual payment equal to seventeen percent (17%) of the lump sum death benefit which would otherwise be payable.

      The Participant may elect the Lump Sum Payment and Salary Continuation options for his supplemental life insurance coverage in increments of 50% under each option.

      The Participant shall elect the Lump Sum Payment or Salary Continuation option when he enrolls for supplemental life insurance coverage under the Split Dollar Program, provided no election of the Salary Continuation option shall be effective to the extent the Participant has previously made an irrevocable, absolute assignment of all incidents of ownership in his supplemental life insurance benefit under the Split Dollar Program. The Participant's initial election (or any subsequent election made pursuant to this paragraph) shall continue to be effective for all subsequent calendar years, unless the Participant files a further election prior to the beginning of any subsequent calendar year. Any new election shall become effective for the calendar year next following the calendar year in which the new election is filed with the Employer. All elections of a Lump Sum Payment or Salary Continuation option shall terminate when the individual life insurance policy is distributed to the Participant following Retirement on or after age 65.

      The timing and form of payment of life insurance benefits payable from the Group Life Program shall be governed solely by the terms of the Group Life Program.

      For elections made on or after November 1, 1998, the Salary Continuation option shall no longer be available.

      6.4 Disability. If a Participant suffers a Disability, the Participant may continue his supplemental life insurance coverage during the period of Disability until the Participant reaches age 65. The Participant will be required to continue to make contributions for this coverage at the same rates determined by the Employer for active Employees. When the Participant reaches age 65, an individual life insurance policy will be distributed to the Participant on the same terms and conditions as if he had retired from employment with the Employer on or after age 65.

                                    ARTICLE 7
                  CONVERSION RIGHT ON TERMINATION OF EMPLOYMENT

      If a Participant terminates employment with the Employer before age 55, the Participant may elect, in writing received by the Employer not later than 31 days after his termination of employment, to acquire a new life insurance policy on his life issued at his attained age upon termination of employment without providing evidence of insurability with an aggregate death


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benefit equal to all or part of the basic and supplemental life insurance coverage in effect for him under this Split Dollar Program immediately prior to his termination of employment. A Participant's basic and supplemental life insurance coverage under this Split Dollar Program will remain in effect during this 31 day conversion period.

      The new insurance policy issued on the exercise of a conversion right will not have any cash value. The cost for this coverage will be based on the premium rates of the life insurance company for newly issued policies that are in effect at the time of conversion and will be determined by the amount of coverage and the Participant's age on the date coverage under the new policy is effective. The new policy issued to the Participant will not include any disability or other riders added to the original policy covering the Participant during his employment with the Employer.

      The conversion rights of Participants with respect to insurance coverage provided through the Group Life Program shall be governed solely by the Group Life Program.

                                    ARTICLE 8
                             BENEFICIARY DESIGNATION

      Subject to Section 4.6 of this Split Dollar Program, each Participant (or his assignee in the case of an assignment of the Participant's life insurance coverage pursuant to Section 4.5 of the Split Dollar Program) shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under this Split Dollar Program shall be made in the event of the Participant's death. Each Beneficiary designation shall become effective only when filed in writing with the Employer during the Participant's lifetime on a form prescribed by the Employer.

      The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

      If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.


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                                    ARTICLE 9
                AMENDMENT AND TERMINATION OF SPLIT DOLLAR PROGRAM

      The Corporation may at any time amend or terminate the Split Dollar Program in whole or in part, provided, however, that no such action shall affect the right of any Participant or Beneficiary which has accrued before such action. The Corporation is not obligated to continue any benefit, any insurance or any insurance policy after such action. Written notice of termination or any amendment of the Split Dollar Program shall be given to each Participant in the Split Dollar Program.

                                   ARTICLE 10
                                 ADMINISTRATION

      10.1 Application. This Article 10 shall apply only with respect to the administration of life insurance benefits provided directly by or through this Split Dollar Program. The administration of life insurance benefits provided through the Group Life Program shall be governed solely by the terms of the Group Life Program.

      10.2 Plan Administrator. The Plan Administrator shall have the right to designate certain of its affiliates or its officers and employees to perform any administrative functions described in this Article.

      10.3 Powers and Duties of the Plan Administrator. The Plan Administrator shall be responsible for controlling and managing the operation and administration of this Split Dollar Program, including, but not limited to, the power:

      (a) To employ one (1) or more persons or entities to render advice with respect to any responsibility the Plan Administrator has under this Split Dollar Program.

      (b)   To construe and interpret this Split Dollar Program.

      (c) To adopt such rules, regulations, forms and procedures as from time to time it deems advisable and appropriate in the proper administration of this Split Dollar Program.

      (d) To decide all questions of eligibility and to determine the amount, manner and time of payment of any benefits hereunder.

      (e) To prescribe procedures to be followed by any person in applying for any benefits under this Split Dollar Program and to designate the forms or documents, evidence and such other information as the Split Dollar Program Administrator may reasonably deem necessary, desirable or convenient to support an application for any benefits under this Split Dollar Program.


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      (f)   To authorize, in its discretion, payments of benefits properly payable pursuant to the provisions of this Split Dollar Program.

      (g) To prepare and to distribute, in such manner as the Plan Administrator or Corporation deems appropriate, information explaining this Split Dollar Program.

      (h) To apply consistently and uniformly the rules, regulations, determinations and decisions to all Participants and Beneficiaries in similar circumstances.

      (i) To prepare and file such reports and to complete and to distribute such other documents as may be required to comply fully with the provisions of ERISA, and of all other applicable laws or governmental regulations.

      (j) To retain counsel (who may, but need not, be counsel to the Employer), to employ agents and to provide for such clerical, medical, accounting, auditing and other services as it may require in carrying out the provisions of this Split Dollar Program.

      Any determination made or action taken by the Plan Administrator pursuant to this Article 10 shall be deemed to be conclusive with respect to any Participant, Beneficiary or other individual to whom that determination or action relates, and any such determination or action may be reversed by a court of competent jurisdiction only upon a finding by the court that such determination or action was arbitrary and capricious.

      10.4 Claim Procedure. The Plan Administrator shall receive all applications for benefits. Upon receipt by the Plan Administrator of such an application, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of this Split Dollar Program and the amount thereof as herein provided. The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety (90) calendar days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

      (a)   the specific reason or reasons for the denial;

      (b) specific references to the pertinent Split Dollar Program provisions on which the denial is based;

      (c) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

      (d) an explanation of this Split Dollar Program's claim review procedures.


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If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the applicant before the end of the initial ninety (90) calendar day period. In no event shall such extension exceed ninety (90) calendar days.

      In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) calendar days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Plan Administrator within sixty (60) calendar days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

      (e) may request in writing that the Plan Administrator review the denial;

      (f)   may review pertinent documents; and

      (g)   may submit issues and comments in writing.

The decision on review shall be made within sixty (60) calendar days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) calendar days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the applicant before the end of the original sixty (60) calendar day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the applicant, shall include specific references to the provisions of this Split Dollar Program on which such denial is based, and shall be in accordance with
Section 503 of ERISA. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review. This Section 10.4 shall automatically be deemed to have been amended to comply with any final regulations promulgated by the United States Department of Labor ("Final Regulations") to the extent those Final Regulations are inconsistent with this
Section 10.4.


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                                   ARTICLE 11
                                  MISCELLANEOUS

      11.1 Restriction on Assignment. The Participant may assign all or any part of his right, title, claim, interest, benefit and all other incidents of ownership which he may have in any life insurance coverage under this Split Dollar Program, provided that any such assignment shall be subject to the terms of the Split Dollar Program. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable pursuant to any election of a Salary continuation option under Articles 5 or 6 of this Split Dollar Program, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable pursuant to an election of a Salary Continuation option shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

      11.2 Unsecured General Creditor. The provisions of this paragraph shall apply except to the extent of rights with respect to life insurance coverage for which the Participant has elected a Lump Sum Payment option pursuant to Article 5 or 6 of this Split Dollar Program. Except for such rights, the Participant and his Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or claims in any property or assets of the Employer, nor shall they be beneficiaries of, or have any rights, interests or claims in any life insurance policies, annuity contract, or the proceeds therefrom owned or which may be acquired by the Employer ("Policies"). Such Policies or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Split Dollar Program. Any and all of the Employer's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer's obligation under this Split Dollar Program shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

      11.3 Tax Liability and Withholding. A Participant may have income for Federal, state or local income tax purposes by reason of the Economic Benefit of his insurance coverage provided by the Employer under this Split Dollar Program both while he is employed with the Employer and after his Retirement. The Participant and any Beneficiary shall make appropriate arrangements with the Employer for the satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the provision of benefits under this Split Dollar Program. If no other arrangements are made, the Employer may provide, at its discretion, for such withholding and tax payments as may be required.


Effective November 1, 1998

      11.4 ERISA Plan. This Split Dollar Program is covered by Title I of ERISA as part of a welfare benefit plan. The Employer is the "named fiduciary" of the Split Dollar Program for purposes of Section 402(a)(2) of ERISA.

      11.5 Employment Not Guaranteed. Nothing contained in this Split Dollar Program nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in employment with the Employer.

      11.6 Protective Provisions. Each Participant shall cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Employer may deem necessary and taking such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant or has Beneficiary under the Split Dollar Program. If a Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant's Beneficiary, provided, that in the Employer's sole discretion, benefits may be payable in an amount reduced to compensate the Employer for any loss, cost, damage or expense suffered or incurred by the Employer as a result in any way of any such action, misstatement or nondisclosure.

      11.7 Gender, Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity or the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

      11.8 Captions. The captions of the articles, sections and paragraphs of this Split Dollar Program are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

      11.9 Validity. In the event any provision of this Split Dollar Program is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of this Split Dollar Program.

      11.10 Notice. Any notice or filing required or permitted to be given to the Employer under the Split Dollar Program shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the Chief Executive Officer of the Employer. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      11.11 Notice to Insurance Company. The Employer shall be responsible for notifying the life insurance company which issues any policy or policies under this Split Dollar Program of any changes in the ownership rights and interests of the Participant and the Employer and of any


Effective November 1, 1998
changes in the Beneficiaries to receive death benefits under the Split Dollar Program, and the life insurance company shall be entitled to rely upon such notification received from the Employer.

      11.12 Applicable Law. To the extent not pre-empted by ERISA, this Split Dollar Program shall be governed and construed in accordance with the laws of the State of Indiana.

      11.13 Waiver of Breach. The waiver by the Employer of any provision of this Split Dollar Program shall not operate or be construed as a waiver of any subsequent breach by the Participant.

      11.14 Benefit. The rights and obligations of the Employer under this agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Employer.

      EXECUTED on behalf of Anthem Insurance Companies, Inc. as of the

  17th     day of     December    , 1998.
----------        ----------------
                                         ANTHEM INSURANCE COMPANIES, INC.


                                         By /s/ L. Ben Lytle
                                            -------------------------------
                                            Chairman of the Board, President and
                                            Chief Executive Officer


Effective November 1, 1998

                                   EXHIBIT A
                                   ---------
                            YOUR RIGHTS UNDER ERISA
                            -----------------------

      As a participant in (name of Plan) you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

      Examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor.

      Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) and updated summary Plan description. The Administrator may make a reasonable charge for the copies.

      Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

      In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a (pension, welfare) benefit or exercising your rights under ERISA. If your claim for a (pension, welfare) benefit is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to one hundred and ten dollars ($110) a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

      If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should


Effective November 1, 1998
contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefit Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.


Effective November 1, 1998

                                   EXHIBIT B
                                   ---------
                            ADDITIONAL INFORMATION
                            ----------------------

      The Anthem Split Dollar Life Insurance Program is part of the Anthem Flexible Benefit Plan.

      The full name and address of the Plan Sponsor are:

                  Anthem Insurance Companies, Inc.
                  120 Monument Circle
                  Indianapolis, Indiana 46204-4903
                  Telephone: (317) 488-6000

      The full name and address of the Plan Administrator are the same as those for the Plan Sponsor.

      The federal employer identification number of the Plan Sponsor is 35-0781558.

      The Flex Plan number assigned by the Employer is 526.

      The Flex Plan records are maintained on a calendar year basis.

      The Flex Plan is a welfare benefit Plan providing benefits to eligible individuals. Some of these welfare benefits are payable from the Company's general assets. Some of these welfare benefits are payable through insurance policies issued to, or on behalf of, the Flex Plan.

      The Plan Administrator also serves as the agent for service of legal process for the Flex Plan.

      Should you desire further information concerning the Flex Plan, it may be obtained from the Plan Administrator.


Effective November 1, 1998

                                   EXHIBIT C
                                   ---------
                              ELIGIBLE EMPLOYEES
                              ------------------

Robert D. Arnold
Lloyd J. Banks
Edward W. Benton
William W. Carmichael
Robert W. Cloncs
Joseph E. Connell
Jerry D. Delp
Raymond M. Dwyer
Keith R. Faller
William L. Garrison
Douglas R. Gettelfinger
Charles D. Groth
Michael D. Houk
Joanna M. Jaggar
Daniel W. Kendall
Richard C. Kilborn
Jerold Knight
Howard L. Korn
L. Ben Lytle
Alfred G. Marino
George D. Martin
Curtis L. Massey
Sandra H. Miller
Jack A. Milnes
John M. Murphy
George R. Nelson
Curtis C. O'Brien
John J. O'Connor
Ronald E. Rosenberg
Patrick M. Sheridan
Robert B. Wagner
George L. Walker
James J. Wilson